UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2010

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	000-50484 (Commission File Number)	51-0407811 (I.R.S. Employer Identification No.)
incorporation or
organization)
11975 El Camino Real, Suite 101, San Diego, California 92130
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 792-6300
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 8, 2010, the Board of Directors of Marshall Edwards, Inc. (the “Company”) appointed Christine A. White, M.D., to serve as a member of the Board of Directors. The Board also appointed Dr. White to serve as a member of the audit committee and the compensation committee of the Board of Directors. Dr. White will serve as a member of the Board of Directors until the 2010 annual meeting of the Company’s stockholders, at which time she will stand for re-election.
          Dr. White was with Biogen Idec from 1996 to 2005, most recently as Senior Vice President, Global Medical Affairs, and previously served as the Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego, California, and in the Department of Medicine at Scripps Memorial Hospitals in La Jolla and Encinitas, California, most recently as Chairman.
          Dr. White replaces Professor Paul J. Nestel, who submitted his resignation from the Board of Directors effective August 8, 2010. At the time of his resignation, Professor Nestel was a member of the audit committee and the compensation committee of the Board of Directors.
          On August 10, 2010, the Company issued a press release announcing the appointment of Dr. White as a member of the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
          Reference is made to the Current Report on Form 8-K filed by the Company on May 24, 2010 for a discussion of the notice received by the Company from The Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A) (the “Rule”). In accordance with the notice, the Company submitted to Nasdaq a plan for achieving and sustaining compliance with the Rule that included, among other things, plans to complete a capital raising transaction to further fund development of the Company’s two promising product candidates. On August 5, 2010, the Company received a letter from Nasdaq indicating that, based on the Company’s plan, Nasdaq has determined to grant the Company an extension, through November 15, 2010, to regain compliance with the Rule by establishing stockholders’ equity of at least $10,000,000.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 10, 2010.

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: August 10, 2010

Index to Exhibits

Exhibit No.	Description
99.1	Press release dated August 10, 2010.